                                 EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724,
33-64323 and 33-53542) and Form S-3 (File No. 333-42341) of our report dated February 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Tulsa, Oklahoma
April 14, 1999